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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

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                             Post Properties, Inc.
               (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                            [Post Properties Logo]


For Immediate Release

Contact:   Judith Wilkinson/Nina Covalesky                   PRESS RELEASE
           Joele Frank, Wilkinson Brimmer Katcher
           (212) 355-4449


        POST PROPERTIES ANNOUNCES MAJOR CORPORATE GOVERNANCE INITIATIVES

                 Company Commits To Eliminate Classified Board,
       Restrict Use Of Rights Plans And Not Use Georgia Anti-takeover Law

ATLANTA, April 28, 2003 - Post Properties, Inc. (NYSE: PPS), an Atlanta-based real estate investment trust, today announced three major initiatives which underscore its commitment to excellence in corporate governance. These initiatives, which serve to further empower shareholders, are:

>> Elimination of Classified Board: Post is committing to eliminate its existing classified board structure, and at next year's annual meeting will ask shareholders to vote to do so. Currently, Post directors are elected to three-year terms in office.

>> Restriction on Shareholder Rights Plan: Post does not have a shareholder rights plan, commonly known as a "poison pill." Post is committing that it will not adopt any such rights plan in the future without the approval of shareholders unless the rights plan has a short "sunset" provision. Under the "sunset" provision, the rights plan by its terms would expire in 9 months, enough time to give the Board the opportunity to pursue all alternatives and secure the best result for shareholders.

>> Avoidance of Georgia Anti-Takeover Law: Post is committing that it will not opt into the coverage of the Georgia Anti-Takeover Law without shareholder approval. The Georgia Anti-Takeover Law contains various provisions that could restrict mergers and other business combinations.

Robert C. Goddard III, Chairman of the Board of Directors of Post Properties, said, "With today's announcement, Post's shareholders should have no doubt that the Board is fully committed to the highest standards of corporate governance. The initiatives we announced today give shareholders, the true owners of Post, greater control over the direction of this Company, and therefore, over their investment. The Board remains focused on putting Post on the right course to improve shareholder value."

Certain statements made in this letter and other written or oral statements made by or on behalf of the Company may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important risk factors regarding the Company are included under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and may be discussed in subsequent filings with the SEC.

Post Properties, Inc., a leading developer and operator of upscale apartment communities in the United States, pioneered building and branding resort-style garden apartments for more than 30 years. Post now also focuses on the creation of high-quality, high-density, live-work-walk neighborhoods in infill locations in major urban markets. The Company has been recognized locally, nationally and internationally for building better neighborhoods and the preservation of historic buildings. Operating as a self-administered and self-managed equity real estate investment trust (REIT), the Company's primary business consists of developing and managing Post(R) brand-name apartment communities.

Nationwide, Post Properties owns approximately 30,080 apartment homes in 80 communities, including 1,256 units currently under development.

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